UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2011 (Date of Earliest Event Reported: May 26, 2011)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 2011, Energy Partners Ltd. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). The stockholders approved the First Amendment (the “First Amendment”) to the Company’s 2009 Long Term Incentive Plan (the “2009 LTIP”). The First Amendment increases the number of shares of common stock, par value $0.001 per share (“Common Stock”) that the Company may issue under the 2009 LTIP from 1,237,000 to 2,474,000 shares, effective May 26, 2011. Immediately following the 2011 Annual Meeting, the Company executed the documentation that amended the 2009 LTIP in accordance with the First Amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the stockholders of the Company voted on the following proposals:

(a) The election of six (6) individuals to the Company’s Board of Directors;

(b) The approval of the First Amendment;

(c) The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(d) The approval of, on a non-binding advisory basis, the Company’s executive compensation; and

(e) On a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the Company’s executive compensation.

On the record date for the 2011 Annual Meeting, there were 40,192,255 shares of Common Stock issued, outstanding and entitled to vote. Under the rules of the New York Stock Exchange, with the exception of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, brokers or other nominees did not have any discretionary authority at the meeting with respect to shares held in “street name.” Therefore, if a beneficial owner did not instruct its broker or other nominee how to vote on one of these non-discretionary matters, then the shares held by that beneficial owner were not present at the meeting for purposes of that matter. Accordingly, for purposes of the accounting firm ratification matter, stockholders holding 35,337,525 shares were present at the meeting, in person or represented by proxy. For all other matters, stockholders holding 31,872,815 shares were present at the meeting, in person or represented by proxy.

At the 2011 Annual Meeting, the stockholders elected each of the director nominees to serve as directors until the Company’s 2012 annual meeting of stockholders. Five of the nominees were current directors of the Company who were re-elected. As previously disclosed, John F. Schwarz did not stand for re-election at the 2011 Annual Meeting because the Company’s Board of Directors had found and nominated a qualified candidate, William F. Wallace, to serve in his place. The voting for the directors was as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
Charles O. Buckner	31,819,121	53,694
Scott A. Griffiths	31,770,326	102,489
Gary C. Hanna	31,825,789	47,026
Marc McCarthy	31,773,644	99,171
Steven J. Pully	31,820,138	52,677
William F. Wallace	31,818,110	54,705

The stockholders approved the First Amendment by the following vote:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
27,407,382	2,347,078	2,118,355

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
35,147,013	185,439	5,073

The stockholders approved, on a non-binding advisory basis, the Company’s executive compensation:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
29,868,405	394,532	1,609,878

Finally, the stockholders voted, on a non-binding advisory basis, to hold future non-binding advisory votes to approve the Company’s executive compensation every year:

Every Year	Every 2 Years	Every 3 Years	Number of Votes Abstaining
27,459,225	33,217	2,744,163	1,636,210

In accordance with the voting results listed above, the Company has determined that it will conduct an advisory vote on executive compensation every year until the next vote on the frequency of stockholder votes on executive compensation. Stockholders must be given the opportunity to vote on the frequency of advisory votes on executive compensation at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

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